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                                                                     EXHIBIT 1.1

                             WELLS FARGO & COMPANY

                        MEDIUM-TERM NOTES, SERIES C DUE
                      9 MONTHS OR MORE FROM DATE OF ISSUE

                   SUBORDINATED MEDIUM-TERM NOTES, SERIES D
                    DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

                            DISTRIBUTION AGREEMENT

                                                               February 28, 2001

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

ABN AMRO Incorporated                    Goldman, Sachs & Co.
1325 Avenue of the Americas              85 Broad Street
New York, New York 10019                 New York, New York 10004

Banc One Capital Markets, Inc.           HSBC Securities (USA) Inc.
1 Bank One Plaza, Suite IL1-0595         452 Fifth Avenue
Chicago, Illinois 60670                  New York, New York 10018

Barclays Capital Inc.                    Lehman Brothers Inc.
222 Broadway                             3 World Financial Center
New York, New York 10038                 New York, New York 10285

Bear, Stearns & Co. Inc.                 Mellon Financial Markets, LLC
245 Park Avenue                          One Mellon Bank Center
New York, New York 10167                 Pittsburgh, Pennsylvania 15258

BNY Capital Markets, Inc.                Merrill Lynch, Pierce, Fenner &
1 Wall Street, 18th Floor                Smith Incorporated
New York, New York 10286                 4 World Financial Center
                                         New York, New York 10080

Chase Securities, Inc.                   Salomon Smith Barney Inc.
270 Park Avenue, 8th Floor               388 Greenwich Street
New York, New York 10017                 New York, New York 10013

Credit Suisse First Boston Corporation   Westdeutsche Landesbank Girozentrale
11 Madison Avenue                        Herzogstrasse 15
New York, New York 10010                 40217 Duesseldorf
                                         Germany
First Albany Corporation
30 South Pearl                           Wells Fargo Brokerage Services, LLC
Albany, New York 12201                   MAC 9303-097, Suite 900
                                         608 Second Avenue South
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                                         Minneapolis, Minnesota 55479

Dear Sirs:

          Wells Fargo & Company, a Delaware corporation (the "Company"), confirms its agreement with Morgan Stanley & Co. Incorporated, ABN AMRO Incorporated, Banc One Capital Markets, Inc., Barclays Capital Inc., Bear, Stearns & Co. Inc., BNY Capital Markets, Inc., Chase Securities, Inc., Credit Suisse First Boston Corporation, First Albany Corporation, Goldman, Sachs & Co., HSBC Securities (USA) Inc., Lehman Brothers Inc., Mellon Financial Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Westdeutsche Landesbank Girozentrale and Wells Fargo Brokerage Services, LLC (individually, an "Agent", and collectively, the "Agents") with respect to the issuance and sale by the Company of its Medium-Term Notes described herein (the "Notes"). The Notes are to be issued pursuant to an indenture (the "Senior Indenture") dated as of July 21, 1999, as amended from time to time, between the Company and Citibank, N.A., as trustee (the "Senior Trustee"), or an indenture (the "Subordinated Indenture" and together with the Senior Indenture, referred to herein collectively as the "Indentures") dated as of August 30, 1999, as amended from time to time, between the Company and Bank One Trust Company, N.A. (successor in interest to The First National Bank of Chicago), as trustee (the "Subordinated Trustee" and together with the Senior Trustee, referred to herein collectively as the "Trustees"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $10,000,000,000 aggregate initial public offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies or foreign currency units as the Company shall designate at the time of issuance) of Notes through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

          This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and any Agent) to any Agent as principal for resale to purchasers.

           The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-47336) for the registration of securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and each of the Indentures has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents or amendments or supplements pursuant to the Securities

Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1.  Appointment as Agents.

            (a) Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf or through any of its affiliated entities and other agents, the Company hereby appoints the Agents as the agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to any Agent as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with Section 3(b) hereof. No Notes that the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for or sold by the Company until such Notes shall have been delivered to the purchaser thereof against payment by such purchaser. The Company may accept offers to purchase Notes through an agent other than an Agent; provided, however, that (i) any such acceptance shall be on substantially the same terms as those set forth herein, and (ii) the Company shall give each of the Agents notice of its decision to accept such an offer to purchase Notes promptly following such acceptance.

            (b) Reasonable Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, each of the Agents will use its reasonable efforts to solicit purchases of such principal amount of the Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach by such Agent of this Agreement. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

            (c) Solicitations as Agent; Purchases as Principal. In soliciting purchases of Notes on behalf of the Company and in performing its other obligations hereunder (other than with respect to any purchase by an Agent as principal pursuant to a Terms Agreement), each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company; provided, however, that such

Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall pay to such Agent the commission it would have received had such sale been consummated and the Company shall hold such Agent harmless against any other loss, claim or damage arising from or as a result of such default by the Company. The Agents shall not have any obligation to purchase Notes from the Company as principal, but any Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(b) hereof.

            (d) Reliance. The Company and the Agents agree that any Notes the placement of which any Agent arranges shall be placed by such Agent, and any Notes purchased by such Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  Representations and Warranties.

            (a) The Company represents and warrants to each Agent as of the date hereof, as of each date on which an Agent solicits offers to purchase Notes at the request of the Company, the date of each acceptance by the Company of an offer for the purchase of Notes (whether through such Agent as agent or to such Agent as principal), as of the date of each delivery of Notes (whether through such Agent as agent or to such Agent as principal) (the date of each such delivery to the Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

            (i) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. Each of the Indentures complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date hereof does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (A) that part of the Registration Statement which constitutes the Statement of

         Eligibility (Form T-1) under the Trust Indenture Act and (B) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any of the Agents expressly for use in the Registration Statement or Prospectus.

               (ii) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

               (iii) Authorization and Validity of this Agreement, the Indentures and the Notes. This Agreement has been duly authorized and, upon execution and delivery by each Agent, will be a valid and binding agreement of the Company; when the terms of a particular issuance of the Notes to an Agent as principal have been established in accordance with the applicable Indenture, the related Terms Agreement, if any, will have been duly authorized and, upon execution and delivery by the applicable Agent, will be a valid and binding agreement of the Company; each of the Indentures has been duly authorized and, upon execution and delivery by the Senior Trustee or the Subordinated Trustee, as applicable, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally, or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States; the establishment of the Medium-Term Note Program, Series C, and the Subordinated Medium-Term Note Program, Series D, of the Company has been duly authorized; when the terms of a particular issuance of the Notes have been established in accordance with the applicable Indenture, and such Notes are issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will have been duly authorized, executed and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes and the Indentures will be substantially in the form heretofore delivered to each Agent and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the applicable Indenture.

               (iv) Investment Company Act of 1940. Neither the Company nor any subsidiary of the Company is subject to registration or regulation under the Investment Company Act of 1940, as amended.

               (v) Legal Proceedings; Contracts. Except as may be set forth in the Registration Statement or Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially affect the properties or assets thereof; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

               (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to any Agent or to counsel for any Agent in connection with an offering of Notes or the sale of Notes to such Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate.

SECTION 3.     Solicitations as Agent; Purchases as Principal.

               (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

               The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through any Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of at least one business day's prior notice from the Company, such Agent will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised such Agent that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 7(a), (b) and (c) hereof; provided, however, that if the

Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

          Unless the Company and the presenting Agent or Agents otherwise agree, the Company will pay the presenting Agent (or jointly to two or all Agents if such solicitation is jointly made) on the settlement date applicable to such Note a commission equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

          The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus (a "Pricing Supplement") to be prepared following each acceptance by the Company of an offer for the purchase of Notes. All Notes sold through any Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

          (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement, if confirmed in writing by facsimile transmission or otherwise) between an Agent and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and an Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by, purchasers acting together with the Agent in the reoffering of such Notes, and such other provisions (including further terms of such Notes) as may be mutually agreed upon. An Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased and the Agents may sell any such Notes to any dealers at a discount but, unless specified otherwise in the applicable Pricing Supplement, such discount allowed to any dealer shall not be in excess of the discount payable to the Agents by the Company. Such Terms Agreement shall also specify the requirements for the officer's certificate, opinions of counsel and comfort letter pursuant to Sections 7(a), 7(b) and 7(c) hereof.

            (c) Administrative Procedures. The Company and the Agents hereby agree to the administrative procedures with respect to the sale of Notes set forth in Annex A hereto (the "Procedures"). Each of the Agents and the Company agree to perform their respective duties and obligations as set forth in the Procedures.

            (d) Obligations Several. The Company acknowledges that the obligations of the Agents under this Agreement are several and not joint.

SECTION 4.  Covenants of the Company.

            The Company covenants with each Agent as follows:

            (a) Notice of Certain Events. The Company will notify each Agent immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) Notice of Certain Proposed Filings. The Company will give each Agent notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise. The Company will not file any amendment or supplement to the Registration Statement or the Prospectus after the date of any Terms Agreement and prior to the related Settlement Date which shall be disapproved by any Agent party to such Terms Agreement promptly after reasonable notice thereof unless in the opinion of counsel to the Company such amendment or supplement is required by law; provided, however, that the foregoing requirement shall not apply to any of the Company's periodic filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act other than filings of Current Reports on Form 8-K (to which the foregoing requirement shall apply), copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the SEC. Neither the Agents' consent to, nor the Agents' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

            (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to counsel for the Agents one manually signed and as many conformed copies as requested of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus). The Company will furnish to each Agent, without charge, as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as the Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

            (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to any Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agent and will file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act not later than the time period specified therein.

            (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents (communicated to the Company in writing) or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel (communicated to the Company in writing in the case of counsel for the Agents), to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given by the Company, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in such Agent's capacity as agent and to cease sales of any Notes such Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and, subject to subsection (b) of this Section, file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements. Neither an Agent's request for, nor any Agent's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

            (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (k) of this Section, on or immediately after the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to each Agent, confirmed in writing.

            (g) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement or statements of the Company and its subsidiaries (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

            (h) Blue Sky Qualifications. The Company will arrange to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as any Agent may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise each Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

            (i) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will, subject to subsection (b) of this Section, file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

            (j) Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement with any Agent, during the period beginning on the date of any Terms Agreement and ending on the business day after the Settlement Date with respect to such Terms Agreement, the Company will not, without such Agent's prior consent, offer or sell, announce the offering of or enter into any agreement to sell, any debt securities of the Company with terms substantially similar to those of the Notes which are the subject of such Terms Agreement (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business).

            (k) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e) or (f) of this Section with respect to any Agent during any period from the time (i) such Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) such Agent shall not then have a legal obligation to deliver a prospectus with respect to the sale by it of Notes which it has acquired as principal pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or such Agent shall have such legal obligation to deliver a prospectus. Upon the request of the Company, each Agent will inform the Company whether it has the legal obligation to deliver a prospectus with respect to the sale by it of Notes which it has acquired under a Terms Agreement.

SECTION 5.  Conditions of Obligations.

            The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company and any obligation of any Agent to purchase Notes pursuant to a Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company contained herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

            (a) Legal Opinions. On the date hereof, each Agent shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to such Agent:

            1. Opinion of Company Counsel. The opinion of Stanley S. Stroup, Executive Vice President and General Counsel of the Company, to the effect that:

                 (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                 (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and each of Wells Fargo Bank Minnesota, National Association ("Wells Fargo Bank Minnesota"), and Wells Fargo Bank, National Association ("Wells Fargo Bank"), is a national banking association authorized to transact the business of banking under the National Bank Act of 1864, as amended; and WFC Holdings Corporation ("WFC Holdings" and together with Wells Fargo Bank Minnesota and Wells Fargo Bank, the "Significant Subsidiaries") is duly organized and validly existing in good standing under the laws of the State of Delaware.

                 (iii) Each of the Company and the Significant Subsidiaries is
            duly qualified to do business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business, except where the failure to so qualify would not have any material adverse effect upon the business, condition or properties of the Company and its subsidiaries, taken as a whole.

                 (iv) All of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. ss.55 in the case of Wells Fargo Bank Minnesota and Wells Fargo Bank) nonassessable, and are directly or indirectly owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances. The Company's authorized equity capitalization is as set forth in the Prospectus.

                 (v) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                 (vi) Each of the Indentures has been duly and validly authorized, executed and delivered by the Company and (assuming such Indenture has been duly authorized, executed and delivered by the Senior Trustee or the Subordinated Trustee, as applicable) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or the making of payments outside the United States.

                 (vii) The Notes are in due and proper form and have been duly established in conformity with Section 301 of the applicable Indenture. When the specific terms of an issue of Notes have been fixed by an authorized officer of the Company by executing and delivering to the Senior Trustee or the Subordinated Trustee, as applicable, an authentication certificate supplemental to an officers' certificate, such Notes will be duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States, and each holder of Notes will be entitled to the benefits of the applicable Indenture.

                 (viii) The statements in the Prospectus (other than statements furnished in writing to the Company by or on behalf of an Agent expressly for use therein) under the captions "Description of Debt Securities", "Plan of Distribution", "Description of Notes" and "Supplemental Plan of Distribution", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

                 (ix)   Each of the Indentures is qualified under the 1939 Act.

                 (x) The Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of such counsel, threatened by the SEC; and any required filing of the Prospectus pursuant to Rule 424(b) will be made in the manner and within the time period required by Rule 424(b) under the 1933 Act.

                 (xi) The Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than financial statements, schedules and other financial and statistical data contained therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

                 (xii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein.

                 (xiii) The execution and delivery of this Agreement or of the
            Indentures, or the consummation by the Company of the transactions contemplated by this Agreement and the Notes and the incurrence of the obligations therein contemplated, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument constituting a material contract and set forth as an exhibit to the Company's most recent Annual Report on Form 10-K or any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, or any other contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the charter or by-laws of the Company.

                 (xiv) To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct.

                 (xv) No consent, approval, authorization, order or decree of any court or governmental agency or body including the SEC is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Agents.

                 (xvi) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder (other than financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered).

            2. Opinion of Counsel to the Agents. The opinion of Gibson, Dunn & Crutcher LLP, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (i), (v), (vi), (vii), (ix), (x) and (xi) above.

            3.   In giving their opinions required by subsection (a)(1) and
        (a)(2) of this Section, Mr. Stroup and Gibson, Dunn & Crutcher LLP shall each additionally state that such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective (other than financial statements, schedules or other financial and statistical data contained therein, as to which no statement need be made), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date the opinion is being rendered or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be (other than financial statements, schedules or other financial and statistical data contained therein, as to which no statement need be made), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the opinion of Gibson, Dunn & Crutcher LLP shall take no exception for statistical data.

               (b) Officer's Certificates. On the date hereof, the Agents shall have received a certificate signed by any Senior Vice President or Executive Vice President and the principal financial or accounting officer of the Company (provided that no person shall sign such certificate in more than one official capacity) dated as of the date hereof, to the effect that (i) since the date of the most recent financial statements included in the Prospectus (or since the date of any applicable Terms Agreement), there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Prospectus, (ii) the representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

               (c) Comfort Letter. On the date hereof, the Agents shall have received a letter from KPMG LLP, dated as of the date hereof and containing statements and information of the type contained in the form of comfort letter attached hereto as Annex B.

               (d) Other Documents. On the date hereof (and on each Settlement Date with respect to any applicable Terms Agreement), counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel for the Agents.

               (e) Material Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, in the earnings, business, properties, results of operations or business prospects of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, from that set forth in the Prospectus, as amended or supplemented as of the date of such solicitation or the date of such Terms Agreement that, in the judgment of such Agent, is material and adverse and makes it, in the judgment of such Agent, impracticable to proceed with the solicitation of offers to purchase Notes or the purchase by such Agent of Notes from the Company pursuant to such Terms Agreement, as the case may be.

            If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of any Agent, any applicable Terms Agreement) may be terminated by any Agent insofar as this Agreement relates to such Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(g) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof and the provisions set forth in Sections 13, 14 and 15 hereof shall remain in effect.

SECTION 6.  Delivery of and Payment for Notes Sold through the Agents.

            Delivery of Notes sold through any Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the presenting Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.  Additional Covenants of the Company.

            The Company covenants and agrees with each Agent that:

            (a) Subsequent Delivery of Certificates. If so requested by such Agent, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement, and other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus, or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to such Agent forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to such Agent to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to such Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

            (b) Subsequent Delivery of Legal Opinions. If so requested by such Agent, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or solely for the inclusion of additional financial information, and other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus, or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent and to counsel to such Agent a written opinion of the General Counsel of the Company, or other counsel satisfactory to such Agent, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to such Agent, of the same tenor as the opinion referred to in Section 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to such Agent shall furnish each Agent with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

            (c) Subsequent Delivery of Comfort Letters. If so requested by such Agent, each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information, or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall cause KPMG LLP forthwith to furnish each Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same general tenor as the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

SECTION 8.  Indemnification.

            (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereof, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party to the extent set forth below, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that: (A) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based on any such untrue statement or omission or such alleged untrue statement or omission made therein in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement or the Prospectus, and (B) with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Agent (or any person controlling such Agent) from or through whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that the Prospectus relating to such Notes was required to be delivered by such Agent under the 1933 Act in connection with such purchase and was not so delivered at or prior to the written confirmation of the sale of such Notes to such person and the untrue statement or omission of a material fact contained in the Prospectus was corrected in an amendment or supplement if the Company had previously furnished copies of the Prospectus as so amended or supplemented (exclusive of material incorporated by reference) to such Agent in sufficient time for such Agent to deliver the Prospectus as so amended or supplemented prior to the consummation of such purchase. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Indemnification of Company. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

            (c) General. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, and the indemnifying party shall be entitled to participate therein and, to the extent it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). Any failure to so notify shall not affect any rights that may exist other than pursuant to this Section
8. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one identified separate firm (in addition to any identified local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents that are indemnified parties in the case of parties to be indemnified pursuant to paragraph (a) of this Section 8 and by the Company in the case of parties to be indemnified pursuant to paragraph (b) of this Section 8. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

SECTION 9.  Contribution.

            (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the indemnified party, as incurred: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Agent, on the other hand, from the offering of the Notes to which such loss, liability, claim, damage or expense shall relate; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each Agent, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Agent, on the other hand, in connection with such offering shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company, on the one hand, and each Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent's obligation to contribute pursuant to this Section 9 shall be several in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through all Agents gave rise to such losses, claims, damages or liabilities, and not joint; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

            (b) The Company and the Agents agree that it would not be just or equitable if contribution pursuant to Section 9(a) hereof were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(a) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(a) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in Section 9(a) hereof that were offered and sold by or through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

SECTION 10. Payment of Expenses.

            The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

            (a) the preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

            (b)   the preparation, filing and reproduction of this Agreement;

            (c) the preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

              (d) the fees and disbursements of the Company's accountants and counsel, of the Senior Trustee and the Subordinated Trustee and their counsel, and of any Calculation Agent or Exchange Rate Agent;

              (e) the reasonable fees and disbursements of counsel to the Agents incurred in connection with establishment of the program contemplated hereby and the transactions contemplated hereby other than in connection with the sale of Notes to an Agent as principal pursuant to a Terms Agreement (unless so provided in such Terms Agreement);

              (f) the qualification of the Notes under Blue Sky laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

              (g) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by each Agent of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

              (h) the preparation, printing, reproducing and delivery to the Agent of copies of the Indentures and all supplements and amendments thereto;

              (i) any fees charged by rating agencies for the rating of the Notes;

              (j) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

              (k) any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

              (l) the cost of providing any CUSIP or other identification numbers for the Notes; and

              (m) the fees and expenses of any Depositary (as defined in the Indentures) and any nominees thereof in connection with the Notes.

SECTION 11.   Representations, Warranties and Agreements to Survive Delivery.

              All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.   Termination.

              (a) Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time, by either the Company or any Agent (insofar as this Agreement relates to such Agent) upon the giving of 30 days' written notice of such termination to the other party hereto.

              (b) Termination of a Terms Agreement. Any Agent may terminate any Terms Agreement, in such Agent's absolute discretion, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto if there shall have occurred, since the date of such Terms Agreement, any (i) suspension or material limitation of trading generally on the New York Stock Exchange, (ii) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (iii) declaration of a general moratorium on commercial banking activities in California or New York by either Federal or state authorities, (iv) lowering of the rating assigned to any debt securities of the Company by any nationally-recognized securities rating agency or public announcement by any such rating agency that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) outbreak or escalation of hostilities in which the United States is involved, declaration of war by Congress or change in financial markets or calamity or crisis, that, in the judgment of such Agent, is material and adverse and, in the case of any of the events described in clauses (i) through (v), such event, either alone or together with any other such event, makes it, in the judgment of such Agent, impracticable to proceed with completion of the public offering of, or purchase of and payment for, the Notes.

              (c) General. In the event of any such termination, none of the parties will have any liability to the other parties hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in
Section 4(g) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

SECTION 13.   Notices.

              Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

         Wells Fargo & Company
         444 Market Street
         MAC: 0195-171
         San Francisco, California 94111

         If to the Agents:

Morgan Stanley & Co. Incorporated
1585 Broadway - 2/nd/ Floor
New York, New York 10036
Attention: Manager-Continuously
     Delivered Products

and
1585 Broadway - 29/th/ Floor
New York, New York 10036
Attention: Peter Cooper: Investment
     Banking Information Center

ABN AMRO Incorporated                      Goldman, Sachs & Co.
1325 Avenue of the Americas                85 Broad Street
New York, New York 10019                   New York, New York 10004

Banc One Capital Markets, Inc.             HSBC Securities (USA) Inc.
1 Bank One Plaza, Suite IL1-0595           452 Fifth Avenue
Chicago, Illinois 60670                    New York, New York 10018

Barclays Capital Inc.                      Lehman Brothers Inc.
222 Broadway                               3 World Financial Center
New York, New York 10038                   New York, New York 10285

Bear, Stearns & Co. Inc.                   Mellon Financial Markets, LLC
245 Park Avenue                            One Mellon Bank Center
New York, New York 10167                   Pittsburgh, Pennsylvania 15258

BNY Capital Markets, Inc.                  Merrill Lynch, Pierce, Fenner &
1 Wall Street, 18th Floor                  Smith Incorporated
New York, New York 10286                   4 World Financial Center
                                           New York, New York 10080

Chase Securities, Inc.                     Salomon Smith Barney Inc.
270 Park Avenue, 8th Floor                 388 Greenwich Street
New York, New York 10017                   New York, New York 10013

Credit Suisse First Boston Corporation     Westdeutsche Landesbank Girozentrale
11 Madison Avenue                          Herzogstrasse 15
New York, New York 10010                   40217 Duesseldorf
                                           Germany

First Albany Corporation                   Wells Fargo Brokerage Services, LLC
30 South Pearl                             MAC 9303-097, Suite 900
Albany, New York 12201                     608 Second Avenue South
                                           Minneapolis, Minnesota 55479
or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. Governing Law.

            This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

SECTION 15. Parties.

            This Agreement shall inure to the benefit of and be binding upon each Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

            If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                  Very truly yours,

                                  WELLS FARGO & COMPANY


                                  By: /s/ Paul D. Ardleigh
                                      --------------------------------
                                      Name:  Paul D. Ardleigh
                                      Title: Senior Vice President

Accepted:

MORGAN STANLEY & CO. INCORPORATED


By: /s/ Michael Fusco
   ------------------------------
   Its: Principal
       --------------------------


ABN AMRO INCORPORATED


By: /s/ Linda Lawson
   ------------------------------
   Its: Managing Director
       --------------------------


BANC ONE CAPITAL MARKETS, INC.


By: /s/ Katherine Cokic
   ------------------------------
   Its: Assistant Director
       --------------------------


BARCLAYS CAPITAL INC.


By: /s/ Rich Herder
   ------------------------------
   Its: Director
       --------------------------


BEAR, STEARNS & CO. INC.


By: /s/ Ralph Cioffi
   ------------------------------
   Its: Senior Managing Director
       --------------------------



BNY CAPITAL MARKETS, INC.


By: /s/ Bennett Leichman
   ------------------------------
   Its: Vice President
       --------------------------

CHASE SECURITIES INC.


By: /s/ Jose Padilla
    --------------------------------------
    Its: Vice President
         ---------------------------------

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ J. Keogh
    --------------------------------------
    Its: Authorized Signatory
         ---------------------------------


FIRST ALBANY CORPORATION


By: /s/ Robert Campbell
    --------------------------------------
    Its: Managing Director Capital Markets
         ---------------------------------


GOLDMAN, SACHS & CO.


By: /s/ Goldman, Sachs & Co.
    --------------------------------------
    Its:
         ---------------------------------


HSBC SECURITIES (USA) INC.


By: /s/ Ed LaSala
    --------------------------------------
    Its: Managing Director
         ---------------------------------


LEHMAN BROTHERS INC.


By: /s/ Martin Goldberg
    --------------------------------------
    Its: Senior Vice President
         ---------------------------------

MELLON FINANCIAL MARKETS, LLC

By: /s/ J.L.
    -----------------------------------------------
    Its: CEO & Treasurer
         ------------------------------------------


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Diane Keogh
    -----------------------------------------------
    Its: Authorized Signatory
         ------------------------------------------


SALOMON SMITH BARNEY INC.


By: /s/ J. Harasimowicz
    -----------------------------------------------
    Its: Managing Director
         ------------------------------------------


WESTDEUTSCHE LANDESBANK GIROZENTRALE


By: /s/ U. Ahlers Murfitt          Y.O.
    -----------------------------------------------
    Its: Director               Associate Director
         ------------------------------------------


WELLS FARGO BROKERAGE SERVICES, LLC


By: /s/ M.S.
    -----------------------------------------------
    Its: SVP
         ------------------------------------------

                                  SCHEDULE A

            As compensation for the services of any Agent hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                  PERCENT OF
                                                                  ----------
MATURITY RANGES                                                PRINCIPAL AMOUNT
---------------                                                ----------------
From 9 months to less than 1 year.............................       .125%
From 1 year to less than 18 months............................       .150
From 18 months to less than 2 years...........................       .200
From 2 years to less than 3 years.............................       .250
From 3 years to less than 4 years.............................       .350
From 4 years to less than 5 years.............................       .450
From 5 years to less than 7 years.............................       .500
From 7 years to less than 10 years............................       .600
From 10 years to less than 15 years...........................       .625
From 15 years to less than 20 years...........................       .700
From 20 years to 30 years.....................................       .750
More than 30 years............................................ As agreed at the time of sale

                                                                       EXHIBIT A

                             WELLS FARGO & COMPANY

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT

                                                         _________________, 20__

Wells Fargo & Company
444 Market Street
MAC: 0195 - 171
San Francisco, California 94111

Attention:

Re:  Distribution Agreement dated February 28, 2001 (the "Distribution
     Agreement")

     [We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:

                                                               Principal Amount
     Name                                                          of Notes
                                                               ----------------

     Morgan Stanley & Co. Incorporated.....................    $
     [Insert syndicate list]/1/............................

                                                               ________________
     Total.................................................    $



________________________

     /1/  Delete if the transaction will not be syndicated.

          We agree to purchase your Medium-Term Notes having the following terms:


               Principal Amount: $________________
                 (or principal amount of foreign currency)

               Interest Rate:

                    If Fixed Rate Note, interest rate:

                    If Floating Rate Notes:

                         Interest rate or interest rate basis applicable to each interest period
                         Initial interest rate
                         Spread and/or spread multiplier, if any
                         Interest rate reset dates
                         Interest rate reset period
                         Interest payment dates
                         Interest payment period
                         Index maturity
                         Calculation agent Maximum interest rate, if any Minimum interest rate, if any
                         Calculation date
                         Interest determination dates
                         Regular record dates

                    If Original Issue Discount Zero Coupon Notes and Original Issue Discount Fixed Rate Notes, any terms required to be established by the Internal Revenue Code of 1986, as amended

                    If Foreign Currency Notes:

                         Interest rate or interest rate basis
                         Authorized denominations (including integral multiples) in the specified currency
                         Exchange rate agent
                         Specified currency account (if holder elects to receive payments in other than U.S. dollars by wire transfer)

               If Redeemable:

                    Redemption Date
                    Redemption Prices

               If Repayable, repayment terms:

               Date of Maturity
               Purchase Price:  ___%
               Price to Public:  ___%
               Settlement Date and Time
               Currency of Denomination
               Currency of Payment
               Payment of Expenses
               Syndicate Provisions
               Additional Terms:

Also, in connection with the purchase of Notes by the Agent as principal, agreement as to whether the following will be required:

               Officer's Certificate pursuant to Section 7(a) of the Distribution Agreement

               Legal Opinion pursuant to Section 7(b) of the Distribution Agreement

               Comfort Letter pursuant to Section 7(c) of the Distribution Agreement

               Stand-off Agreement pursuant to Section 4(j) of the Distribution Agreement

     The provisions of the Distribution Agreement applicable to purchases of Notes by the Agents and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

     [If on the Settlement Date any one or more of the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such other proportions as _____________ may specify, to purchase the Notes which such defaulting Agent or Agents agreed but failed or refused to purchase on such date. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to ___________ and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such case either ___________ or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.]/2/

________________

     /2/  Delete if the transaction will not be syndicated.

     This Agreement is also subject to termination on the terms incorporated by reference herein.

                                     [NAME OF RELEVANT AGENT(S)]


                                     By____________________________________
                                     Name:
                                     Title:


Accepted:

WELLS FARGO & Company

By_________________________________
Name:
Title:

                                                                         ANNEX A

                             WELLS FARGO & COMPANY

                           Administrative Procedures

     These Administrative Procedures relate to the Notes defined in the Distribution Agreement, dated February 28, 2001 (the "Distribution Agreement"), among Wells Fargo & Company (the "Company") and the Agents named therein (together, the "Agents"), to which these Administrative Procedures are attached as Annex A. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the applicable Indenture. To the extent any procedure set forth below conflicts with the provisions of the Notes, the applicable Indenture, the Distribution Agreement or the applicable Terms Agreement, the relevant provisions of the Notes, the applicable Indenture, the Distribution Agreement and the applicable Terms Agreement shall control.

     An Agent, in relation to a purchase of a Note by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Note by such Agent as principal pursuant to a Terms Agreement, as the "Purchasing Agent".

     The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

     Each Note will be issued only in fully registered form, without coupons, and will be represented by either a global security (a "Global Security") delivered to the applicable Trustee, or the agent for such Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Security") or a certificate issued in definitive form (a "Certificated Security") delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Note, except as provided in the applicable Indenture.

     Book-Entry Securities, which may be payable only in U.S. dollars, will be issued in accordance with the Administrative Procedure set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures and Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.

     Certain duties of the Senior Trustee and the Subordinated Trustee hereunder may be performed by Wells Fargo Bank Minnesota, National Association, as Issuing, Paying & Authenticating Agent, and other duly appointed agents of the Senior Trustee or the Subordinated Trustee. The Calculation Agent will be Wells Fargo Bank Minnesota, National Association.

PART I:  ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES

     In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by DTC, the Senior Trustee and the Subordinated Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:

     On any date of settlement (as defined under "Date of Settlement" below) for one or more Book-Entry Securities, the Company will issue a single Global Security representing the principal amount of all such Notes that have the same Original Issue Date, Stated Maturity Date and other terms (which Global Security shall represent no more than U.S. $400,000,000 of such principal amount if such Global Security is to be deposited with DTC). Each Global Security will be dated and issued as of the date of its authentication by the applicable Trustee. Each Global Security will bear an "Interest Accrual Date," which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent any Certificated Security.

Denominations:

     Book-Entry Securities will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000. Global Securities will be denominated in principal amounts not in excess of U.S. $400,000,000 if such Global Security is to be deposited with DTC. If one or more Book-Entry Securities having an aggregate principal amount in excess of $400,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each U.S. $400,000,000 principal amount of such Book-Entry Security or Securities and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Security or Securities. In such a case, each of the Global Securities representing such Book-Entry Security or Securities shall be assigned the same CUSIP number.

Posting Rates by the Company:

     The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Company:

     Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Book-Entry Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

     The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the applicable Trustee.

Communication of Sale Information to the Company by Selling Agent and Settlement
Procedures:

     A. After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under "Settlement Procedure Timetable" below, the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

          (1)  Principal Amount of Book-Entry Securities to be purchased;

          (2) If a Fixed Rate Book-Entry Security, the interest rate, the Interest Payment Dates and the initial Interest Payment Date;

          (3)  Trade Date;

          (4)  Settlement Date;

          (5)  Stated Maturity;

          (6) If payments thereon are to be determined by reference to an index, the relevant provisions relating thereto;

          (7)  issue price;

          (8) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

          (9)  Net proceeds to the Company;

          (10) If a redeemable or repayable Book-Entry Security, provisions relating to such redemption or repayment;

          (11) If a Floating Rate Book-Entry Security, such of the following as are applicable:

               (i)    Base Rate,

               (ii)   Index Maturity,

               (iii)  Spread or Spread Multiplier,

               (iv)   maximum rate,

               (v)    minimum rate,

               (vi)   initial interest rate,

               (vii)  Interest Reset Dates,

               (viii) Calculation Dates,

               (ix)   Interest Determination Dates,

               (x)    Interest Payment Dates,

               (xi)   Regular Record Dates, and

               (xii)  Calculation Agent;

          (12) Denomination of certificates to be delivered at settlement;

          (13) Selling Agent or Purchasing Agent;

          (14) original issue discount provisions, if any;

          (15) Any other applicable terms.

     B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the applicable Trustee by facsimile transmission or other acceptable written means. The applicable Trustee will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the applicable Trustee by the Company representing such Book-Entry Security and then advise the Company and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number as soon as practicable.

     C. The applicable Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, and DTC shall forward such information to such Agent and Standard & Poor's Corporation:

          (1)  The applicable Sale Information;

          (2) CUSIP number of the Global Security representing such Book-Entry Security;

          (3) Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

          (4) Number of the participant account maintained by DTC on behalf of the Selling Agent or Purchasing Agent, as the case may be;

          (5)  The interest payment period; and

          (6)  Initial Interest Payment Date for such Book-Entry Security.

     D. The applicable Trustee will complete the Global Security, in the form previously approved by the Company, the Agents and the applicable Trustee.

     E. The applicable Trustee will authenticate the Global Security representing such Book-Entry Security.

     F. DTC will credit such Book-Entry Security to the applicable Trustee's participant account at DTC.

     G. The applicable Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Security to the applicable Trustee's participant account and credit such Book-Entry Security to such Agent's participant account at DTC, and (ii) debit such Agent's settlement account and credit the applicable Trustee's settlement account for an amount equal to the price of such Book-Entry Security less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the applicable Trustee to DTC that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the applicable Trustee is holding such Global Security pursuant to the applicable Certificate Agreement.

     H. Unless the relevant Agent is the end purchaser of such security, such Selling or Purchasing Agent, as the case may be, will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Security to such Agent's participant account and credit such Book-Entry Security to the participant accounts of the participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

     I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

     J. Upon confirmation of receipt of funds, the applicable Trustee will transfer to such account as the Company may have previously specified to the applicable Trustee, in funds available for immediate use in the amount transferred to the applicable Trustee in accordance with Settlement Procedure "G".

     K. Unless the relevant Agent is the end purchaser of such security, such Selling or Purchasing Agent, as the case may be, will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the participants with respect to such Book-Entry Security a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

     L. At any time upon request, the applicable Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the applicable Indenture.

     M. DTC will, at any time, upon request of the Company or the applicable Trustee, promptly furnish to the Company or the applicable Trustee a list of the names and addresses of the participants for whom DTC has credited Book-Entry Securities.

Preparation of Pricing Supplement by Company:

     If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, such numbers of such Pricing Supplement as the Agent may reasonably request, not later than 11:00 a.m., New York City time, on the Business Day following the Trade Date (as defined below). The Company will arrange to file a copy of the Pricing Supplement with the Commission not later than the close of business of the Commission on the second Business Day following the date on which such Pricing Supplement is first used.

     In each instance that a Pricing Supplement is prepared, the relevant Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Book-Entry Security or its agent. Pursuant to Rule 434 under the Securities Act, the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

     The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or
(b) the Book-Entry Security.

Date of Settlement:

     The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry

Security shall constitute "settlement" with respect to such Book-Entry Security. All orders of Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company on a particular date (the "Trade Date") will be settled on a date (the "Settlement Date") which is on or before the third Business Day after the Trade Date pursuant to the "Settlement Procedure Timetable" set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day after the Trade Date.

Settlement Procedure Timetable:

     For offers to purchase Book-Entry Securities solicited by a Selling Agent and accepted by the Company for settlement on the first Business Day after the Trade Date, Settlement Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                     Settlement
                     Procedure                        Time
                  ----------------    -------------------------------------
                          A               11:00 a.m. on the Trade Date
                          B               12:00 noon on the Trade Date
                          C                2:00 p.m. on the Trade Date
                          D                3:00 p.m. on the day before
                                               the Settlement Date
                          E              9:00 a.m. on the Settlement Date
                          F             10:00 a.m. on the Settlement Date
                         G-H             2:00 p.m. on the Settlement Date
                          I              4:45 p.m. on the Settlement Date
                         J-K             5:00 p.m. on the Settlement Date

     If a sale is to be settled more than one Business Day after the Trade Date, Settlement Procedures A, B and C shall be completed as soon as practicable but in no event later that 11:00 a.m., 12:00 noon and 2:00 p.m., as the case may be, on the first Business Day after the Trade Date. If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure "A" is completed and the Settlement Date is at least three Business Days after the Trade Date, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 noon and 2:00 p.m., respectively, on the second Business Day immediately preceding the Settlement Date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

     If settlement of a Book-Entry Security is rescheduled or cancelled, the applicable Trustee, upon obtaining knowledge thereof, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

     If the applicable Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure "G", the applicable Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Security to the applicable Trustee's participant account, provided that the applicable Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the applicable Trustee will mark such Global Security "cancelled," make appropriate entries in the applicable Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor's Corporation, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the applicable Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

     If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter delivery orders through DTC's Participant Terminal System debiting such Book-Entry Security to such participant's account and crediting such Book-Entry Security to such Agent's account and then debiting such Book-Entry Security to such Agent's participant account and crediting such Book-Entry Security to the applicable Trustee's participant account and shall notify the Company and the applicable Trustee thereof. Thereafter, the applicable Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Company maintained at the applicable Trustee in accordance with Settlement Procedure J, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the applicable Trustee will provide, in accordance with Settlement Procedures "D", "E" and "G", for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The

Company will, from time to time, furnish the applicable Trustee with a sufficient quantity of Securities.

PART II: ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES

Issuance:

     Each Certificated Security will be dated and issued as of the date of its authentication by the applicable Trustee. Each Certificated Security will bear an Original Issue Date, which will be (i) with respect to an original Certificated Security (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Security (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Security or in lieu of a destroyed, lost or stolen Certificated Security, the original issuance date of the predecessor Certificated Security, regardless of the date of authentication of such subsequently issued Certificated Security.

Posting Rates by Company:

     The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Company:

     Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Certificated Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

     The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities. If the Company accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the applicable Trustee.

     A.   Communication of Sale Information to the Company by Selling Agent:

     After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly on the Sale Date the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

     (1)  Principal Amount of Certificated Securities to be purchased;

     (2) If a Fixed Rate Certificated Security, the interest rate, the Interest Payment Dates and the initial Interest Payment Date;

     (3)  Trade Date;

     (4)  Settlement Date;

     (5)  Stated Maturity;

     (6) If denominated or payable in a currency other than U.S. dollars, the relevant provisions relating thereto;

     (7) If payments thereon are to be determined by reference to an index, the relevant provisions relating thereto;

     (8)  issue price;

     (9) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

     (10) Net proceeds to the Company;

     (11) If a redeemable or repayable Certificated Security, provisions relating to such redemption or repayment;

     (12) If a Floating Rate Certificated Security, such of the following as are applicable:

          (i)    Base Rate,

          (ii)   Index Maturity,

          (iii)  Spread or Spread Multiplier,

          (iv)   maximum rate,

          (v)    minimum rate,

          (vi)   initial interest rate,

          (vii)  Interest Reset Dates,

          (viii) Calculation Dates,

          (ix)   Interest Determination Dates,

          (x)    Interest Payment Dates,

          (xi)   Regular Record Dates, and

          (xii)  Calculation Agent;

     (13) Name, address and taxpayer identification number of the registered owner(s) and address for payment of principal and interest;

     (14) Denomination of certificates to be delivered at settlement;

     (15) original issue discount provisions, if any;

     (16) Selling Agent or Purchasing Agent;

     (17) Any other applicable terms.

     B. The Company will advise the applicable Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above.

     C. The Company will have delivered to the applicable Trustee a pre-printed four-ply packet for such Certificated Security, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the applicable Trustee:

     (1)  Security with customer confirmation;

     (2)  Stub One - For the applicable Trustee;

     (3)  Stub Two - For the relevant Agent; and

     (4)  Stub Three - For the Company.

     D. The applicable Trustee will complete such Certificated Security and authenticate such Certificated Security and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Certificated Security by stamping or otherwise marking Stub One and returning it to the applicable Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Company at such account as the Company shall have specified to such Agent and the applicable Trustee, in immediately available funds, of an amount equal to the price of such Certificated Security less such Agent's commission. In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made and such Agent will as promptly as possible return the Certificated Security and all Stubs to the Company.

     E. Unless the relevant Agent is the end purchaser of such Certificated Security, such Agent will deliver such Certificated Security (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Certificated Security by retaining Stub Two.

     F. The applicable Trustee will send Stub Three to the Company by first-class mail. At any time upon request from an Agent, the applicable Trustee will also send to the Company a statement setting forth the principal amount of the Certificated Securities outstanding as of that date under the applicable Indenture and setting forth a brief description of any sales of which the Company has advised the applicable Trustee that have not yet been settled.

Preparation of Pricing Supplement by Company:

     If the Company accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement reflecting the terms of such Certificated Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, such number of such Pricing Supplement as the Agent may reasonably request, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date, or if the Company and the purchaser agree to settlement on the date of acceptance of such offer, not later than noon, New York City time, on such date. The Company will arrange to file a copy of the Pricing Supplement with the Commission not later than the close of business of the Commission on the second Business Day following the date on which such Pricing Supplement is first used.

     In each instance that a Pricing Supplement is prepared, the relevant Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Certificated Security or its agent. Pursuant to Rule 434 under the Securities Act, the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

     The Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or
(b) the Certificated Security.

Date of Settlement:

     The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Security delivered to the relevant Agent and, if applicable, such Agent's delivery of such Certificated Security against receipt of immediately available funds, shall constitute "settlement" with respect to such Security. All offers of Certificated Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the "Settlement Date") which is the third Business Day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on another Business Day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

     For sales by the Company of Certificated Securities to a Purchasing Agent or through a Selling Agent (unless otherwise specified pursuant to a Terms Agreement), Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times in New York City set forth below:

               Settlement
               Procedure                            Time
            ---------------    ----------------------------------------------
                   A                   2:00 p.m. on the Business Day
                                            before Settlement Date
                   B                   3:00 p.m. on the Business Day
                                            before Settlement Date
                  C-D                  12:00 noon on Settlement Date
                   E                   12:00 noon on Settlement Date
                   F                    5:00 p.m. on Settlement Date

If the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Securities, Settlement Procedure "B" will be given by the Company by 11:00 a.m., New York City time.

     The Company shall not use any proceeds advanced by a Selling Agent to acquire securities prior to the Selling Agent receiving the Certificated Securities from the Company.

Failure of Purchaser to Pay Selling Agent:

     If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the applicable Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the applicable Trustee. Immediately upon receipt of such Certificated Security by the applicable Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Certificated Security. Such wire transfer will be made on the Settlement Date, if possible, and in any event not later than the Business Day following the Settlement Date. If the failure shall have occurred for any reason other than a default by such Selling Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

     The applicable Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Certificated Security.